Exhibit 31.2

CERTIFICATIONS

I, Kimi Iguchi, certify that:

1.	I have reviewed this quarterly report on Form 10-Q/A, Amendment No. 1, of Sage Therapeutics, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: October 30, 2015	/s/ Kimi Iguchi
Kimi Iguchi
Chief Financial Officer (Principal Financial and Accounting Officer)